UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spark Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2654405
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, Pennsylvania	19104
(Address of Principal Executive Offices)	(Zip Code)
2015 Employee Stock Purchase Plan
2015 Stock Incentive Plan
(Full Title of the Plan)
Jeffrey D. Marrazzo
Chief Executive Officer
3737 Market Street
Suite 1300
Philadelphia, PA 19104
(Name and Address of Agent For Service)
(888) 772-7560
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2015 Stock Incentive Plan Common Stock, $0.001 par value per share	1,234,641 shares	$55.33	$68,312,687	$7,918

2015 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	308,660 shares	$55.33	$17,078,158	$1,980

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Select Market on January 12, 2017.

EXPLANATORY NOTE
This Registration Statement on Form S-8, relating to the 2015 Stock Incentive Plan and the 2015 Employee Stock Purchase Plan of Spark Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-201768, filed with the Securities and Exchange Commission on January 30, 2015 by the Registrant, relating to the Registrant’s 2014 Stock Incentive Plan, as amended; 2015 Stock Incentive Plan; and 2015 Employee Stock Purchase Plan, and the Registration Statement on Form S-8, File No. 333-210184, filed with the Securities and Exchange Commission on March 14, 2016 by the Registrant, relating to the Registrant's 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan, in each case, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 17th day of January, 2017.

Spark Therapeutics, Inc.

By:	/s/ Jeffrey D. Marrazzo
Jeffrey D. Marrazzo
Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Spark Therapeutics, Inc., hereby severally constitute and appoint Jeffrey D. Marrazzo, Stephen Webster, and Joseph La Barge and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Spark Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey D. Marrazzo	Director and Chief Executive Officer	January 17, 2017
Jeffrey D. Marrazzo	(Principal Executive Officer)

/s/ Stephen W. Webster	Chief Financial Officer	January 17, 2017
Stephen W. Webster	(Principal Financial and Accounting Officer)

/s/ Katherine A. High, M.D.	Director	January 17, 2017
Katherine A. High, M.D.

/s/ Steven M. Altschuler, M.D.	Director	January 17, 2017
Steven M. Altschuler, M.D.

/s/ A. Lorris Betz, M.D., Ph.D.	Director	January 17, 2017
A. Lorris Betz, M.D., Ph.D.

/s/ Lars Ekman, M.D., Ph.D.	Director	January 17, 2017
Lars Ekman, M.D., Ph.D.

/s/ Anand Mehra, M.D.	Director	January 17, 2017
Anand Mehra, M.D.

/s/ Vincent Milano	Director	January 17, 2017
Vincent Milano

/s/ Elliott Sigal, M.D., Ph.D.	Director	January 17, 2017
Elliott Sigal, M.D., Ph.D.

/s/ Lota Zoth, CPA	Director	January 17, 2017
Lota Zoth, CPA

 EXHIBIT INDEX

Number	Description

4.1 (1)	Restated Certificate of Incorporation of the Registrant

4.2 (1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1 (2)	2015 Stock Incentive Plan

99.2 (2)	2015 Employee Stock Purchase Plan

(1)	Previously filed with the Securities and Exchange Commission on February 6, 2015 as an Exhibit to the Registrant's Current Report on Form 8-K (File No. 001-36819) and incorporated herein by reference.
(2)
Previously filed on December 30, 2014 with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-201318) and incorporated herein by reference.